EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of YBCC, Inc., (the "Company") on Form 10-K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xiuhua Song, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge and belief:

(1)	the Annual Report on Form 10-K of YBCC, Inc. for the year ended December 31, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gala Global Inc.

/s/ Xiuhua Song

Xiuhua Song

Chief Financial Officer

April 25, 2017